Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to Auspex Pharmaceuticals, Inc.’s 2014 Equity Incentive Plan and 2014 Employee Stock Purchase Plan of our report dated March 16, 2015, with respect to the consolidated financial statements of Auspex Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2014, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Diego, California

March 16, 2015